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                                                                    EXHIBIT 5(a)

December 30, 2004

Wellman, Inc.
595 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Wellman, Inc., a Delaware corporation (the "Company"), with respect to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on December 30, 2004 for the purpose of registering for resale under the Securities Act of 1933, as amended (the "Securities Act"), up to: (a) 4,502,143 shares of the Company's Series A Preferred Stock, $.001 par value (the "Series A Preferred Stock"); (b) 6,700,000 shares of the Company's Series B Preferred Stock, $.001 par value (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"); (c) 34,640,342 shares (the "Underlying Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") issuable upon conversion of the Preferred Stock; (d) warrants to purchase 2,500,000 shares of Common Stock (the "Warrants"); and (e) the 2,500,000 shares (the "Warrant Shares") of Common Stock issuable upon exercise of the Warrants. The Preferred Stock and the Warrants were issued in transactions exempt from the registration requirements of the Securities Act on February 12, 2003 and on June 27, 2003.

We have assumed (i) that all signatures on documents examined by us are genuine;
(ii) the completeness and authenticity of all documents and records submitted to us as originals; (iii) the conformity to original documents of all documents and records submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such exhibits or copies; and (iv) the legal capacity of all natural persons executing the documents examined by us.

The opinions hereinafter expressed are qualified to the extent that (i) the enforceability of any right or remedy may be subject to or affected by any bankruptcy, liquidation, arrangement, avoidance, reorganization, insolvency, fraudulent conveyance, moratorium, homestead or other similar laws relating to or affecting the rights of creditors generally, whether the issue of enforceability is considered in a proceeding in equity or at law; and (ii) the enforceability of any right or remedy may be subject to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought.

We are qualified to practice law in the State of New York, and we express no opinion herein as to any matter governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.
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Based on our review of the Restated Certificate of Incorporation of the Company,
as amended, the By-Laws of the Company, as amended, the Warrants, and such other documents and records as we have deemed necessary and appropriate, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, we are of the opinion (a) that the Preferred Stock has been validly issued, and is fully paid and nonassessable; (b) that the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (c) that the Underlying Shares, if and when issued upon conversion of and in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable; and (d) that the Warrant
Shares, if and when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Preferred Stock, the Underlying Shares, the Warrants or the Warrant Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/  Edwards & Angell, LLP

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